Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference into this Registration Statement on Form S-3 of Whiting Petroleum Corporation and Whiting Oil and Gas Corporation of the information from our firm’s reserves report dated January 26, 2021, which was filed as an exhibit to the Annual Report of Whiting Petroleum Corporation for the year ended December 31, 2020, and to all references to our firm included in or made part of such report.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley
Title: Richard B. Talley, Jr., P.E.
Senior Vice President

April 30, 2021